UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2014

WVS Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-22444	25-1710500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Perry Highway, Pittsburgh, Pennsylvania	15237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 364-1913

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

The Employee Stock Ownership Plan (the “ESOP”) of WVS Financial Corp. (the “Company”) intends to purchase up to an additional $1.5 million of Company common stock for participants in the ESOP. In order to acquire the additional shares, the ESOP will purchase up to $1.5 million of Company common stock (approximately 130,000 shares at the current market price) in the open market, in privately negotiated transactions, or, if subsequently authorized by the Board of Directors, authorized but unissued shares directly from the Company. Purchases of Company common stock will be made by the ESOP from time to time at prevailing market prices at the discretion of the ESOP trustee. The stock purchases by the ESOP will be funded by a line of credit from the Company, which will convert to a 20-year term loan no later than March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WVS FINANCIAL CORP.

By:	/s/ David J. Bursic
David J. Bursic
President and Chief Executive Officer

Date: March 31, 2014

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